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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                                 SCUDDER FAMILY
                             VOTING TRUST AGREEMENT
                            FOR MEDIANEWS GROUP, INC.

         This Agreement is made as of January 31, 2000 by and between (i) Charles A. Scudder, individually, Carolyn S. Miller, individually, as Custodian under the Uniform Gift to Minors Act (UGMA") for Katherine Miller, subject to the Katherine Miller Irrevocable Trust, and as Trustee under the Jennifer Miller Irrevocable Trust and the Katherine Miller Irrevocable Trust, Elizabeth H. Difani, individually, as Custodian for Katya Difani, under the UGMA, subject to the Katya Difani Irrevocable Trust, as Custodian under the UGMA for Miguel Difani, subject to the Miguel Difani Irrevocable Trust and as Trustee under the Chipeta Difani Irrevocable Trust, the Katya Difani Irrevocable Trust and the Miguel Difani Irrevocable Trust, Jean L. Scudder, individually, as Trustee for the Scudder Family 1987 Trust (for the benefit of Kurt Miller and Gabriel Difani) and as Trustee for The Jean L. Scudder Irrevocable Trust (for the benefit of Benjamin Fulmer) and Joseph J. Lodovic, IV, (collectively referred to as the "Shareholders") and (ii) Jean L. Scudder as voting trustee hereunder (hereinafter referred to as the "Voting Trustee").

                                   WITNESSETH:

         WHEREAS, the Shareholders are the respective owners of in the aggregate of One Million Seventy Thousand Three Hundred Eighty Five (1,070,385) shares of Class A Common Stock of MediaNews Group, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Shareholders believe it to be in their best interests to unite the voting powers held by them as shareholders of the Company and to assign, transfer and vest the same in the hands of the Voting Trustee; and


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         WHEREAS, Jean L. Scudder has agreed to serve as Voting Trustee with respect to the Shareholders' Stock;

         NOW, THEREFORE, it is agreed between the parties as follows:

         1 . Voting Trust Agreement. Copies of this Voting Trust Agreement shall be filed in the principal office of the Company at 1560 Broadway, Suite 2100, Denver, CO 80202 and in the registered office of the Company in the State of Delaware and shall be open to the inspection of any stockholder of the Company, as well as any beneficiary of the trust under this Agreement, daily during business hours. All Voting Trust Certificates issued as hereinafter provided shall be issued, received, and held subject to all of the terms of this Agreement. Each of the Shareholders shall be entitled to receive a Voting Trust Certificate representing the Stock held by each Shareholder, and all transferees and assigns of each of the Shareholders, upon accepting Voting Trust Certificates issued hereunder, shall be bound by the provisions of this Agreement.

         2. Transfer of Stock Shares to Trustee.

         (a) Prior to the execution of this Agreement, the Shareholders, or their predecessors in interest, did deposit with the Voting Trustee certificates of various shares of common stock of the Company (then known as Affiliated Newspapers Investments, Inc.) under the predecessor to this Agreement, the Scudder Family Voting Trust Agreement For Affiliated Newspapers Investments, Inc. dated as of May 30, 1999. Pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation, as in effect on May 19, 1999, those previously deposited certificates automatically converted as of that date into One Million Seventy Thousand Three Hundred Eighty Five shares of Class A Common Stock of this Company, and a new share certificate evidencing the


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same has previously been issued in the name of the Voting Trustee, on behalf of each of the Shareholders. The Voting Trustee holds that new share certificate subject to the terms of this Agreement and promptly following execution of this Agreement by each of the Shareholders shall forthwith issue and deliver to each of the Shareholders a Voting Trust Certificate representing and evidencing the number of shares of the Company's Class A Common Stock which each of the Shareholders is deemed to have owned beneficially as of May 19, 1999.

         (b) The Voting Trustee hereunder shall be Jean L. Scudder and the Company's stock certificate for One Million Seventy Thousand Three Hundred Eighty Five shares of its Class A Common Stock has been, as provided aforesaid, issued to and is currently held by the Voting Trustee in the name of "Jean L. Scudder as Voting Trustee."

         3. Voting Trust Certificate. Each Voting Trust Certificate shall be in the form attached as Exhibit A to this Agreement.

         4. Transfer of Certificates. The Voting Trust Certificates shall be transferable at the office of the Voting Trust, c/o MediaNews Group, Inc., 1560 Broadway, Suite 2100, Denver, Colorado 80202, by the registered owner thereof. The Trustee may treat the registered holder of the Voting Trust Certificate as the owner thereof for all purposes whatsoever, but she shall not be required to deliver stock certificates hereunder without the surrender of such Voting Trust Certificates.



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         5. Dividends.

         (a) Prior to the Termination of this Agreement, the holder of each Voting Trust Certificate shall be entitled to receive payments equal to the cash dividends, if any, received by the Voting Trustee upon a like number and class of shares of capital stock of the Company as is called for by each such Voting Trust Certificate. If any dividend in respect of the stock deposited with the Voting Trustee is paid, in whole or in part, in stock of the Company having general voting powers, the Voting Trustee shall likewise hold, subject to the terms of this Agreement, the certificates for stock which are received by it on account of such dividend, and the holder of each Voting Trust Certificate representing stock on which such stock dividend has been paid shall be entitled to receive a Voting Trust Certificate issued under this Agreement for the number of shares and class of stock received as such dividend with respect to the shares represented by such Voting Trust Certificate.

         (b) In lieu of receiving cash dividends upon the capital stock of the Company and paying the same to the holders of Voting Trust Certificates pursuant to the provisions of this Agreement, the Voting Trustee may instruct the Company to pay such dividends directly to the holders of the Voting Trust Certificates. Upon such instructions being given by the Voting Trustee to the Company, and until revoked by the Voting Trustee, all liability of the Voting Trustee with respect to such dividends shall cease.

         6. Rights of Voting Trustee.

         (a) The Voting Trustee shall have the right with respect to the Shareholders' Stock to exercise in person or by their nominees or proxies, all stockholders' voting rights and powers in respect of the Shareholders' Stock and to take part in, or consent to any corporate or stockholders'


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action of any kind whatsoever. The right to vote shall include, without limitation, the right to vote for the election of directors, in favor of or against any resolution or proposed action which may be presented at any meeting or require the consent of stockholders of the Company, including those pertaining to mortgaging, creating a security interest in, or pledging all or any part of the property of the Company, the dissolution of the Company, or the consolidation, merger, reorganization or recapitalization of the Company.

         (b) The Voting Trustee, in voting the shares of capital stock of the Company, shall vote such stock in accordance with her best judgment, subject in each instance to the terms of any applicable shareholders' and/or related agreement which may from time to time be in effect.

         (c) Notwithstanding the provisions of subsection (a) of this Section, the Voting Trustee shall not exercise any rights she possesses to vote any Stock concerning (i) the acquisition or divestiture by the Company of any newspaper or any other business venture, (ii) the dissolution, consolidation, merger, reorganization or recapitalization of the Company, (iii) the sale, exchange, pledge or encumbrance of all or substantially all of the Company's assets, (iv) amendment of the Company's Certificate of Incorporation or bylaws or (v) the election of directors, without first conferring with and obtaining the prior consent of the beneficial owners of at least one-half of the shares of the Stock owned at the time of such shareholder vote by the Shareholders.

         The parties intend by the foregoing, in their capacity as shareholders, to provide a mechanism for the Voting Trustee to authorize routine actions that customarily are presented to a corporation's shareholders for approval, while reserving to each Shareholder the right to fully participate in certain major decisions concerning the Company. All Shareholders and the Voting Trustee shall act in good faith in carrying out this intention.

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         7. Successor Voting Trustee. The Trustee (and any successor trustee)
may at any time resign by mailing to the registered holders of Voting Trust Certificates a written resignation, to take effect ten days thereafter, or upon the prior acceptance thereof. Upon the death, incapacity or unwillingness to act of Jean L. Scudder, or upon her resignation as Voting Trustee, Carolyn S. Miller shall become successor Voting Trustee for Jean L. Scudder. Upon the death, incapacity or unwillingness to act of Carolyn S. Miller, or upon her resignation as Voting Trustee, Charles A. Scudder shall become successor Voting Trustee for Carolyn S. Miller.

         8. Term.

         (a) The Voting Trust created by this Agreement shall continue in effect until January 31, 2010 (subject to extension as hereinafter set forth).

         (b) At any time within two years prior to January 31, 2010, or at any time within two years prior to the time of expiration of this Agreement as extended, one or more holders of Voting Trust Certificates hereunder may, by agreement in writing and with the written consent of the Voting Trustee, extend the duration of this Agreement as to them for an additional period not exceeding ten years from the then expiration date. In the event of such extension, the Voting Trustee shall, prior to the time of expiration, as herein above provided, as originally fixed or as theretofore extended, as the case may be, file in the principal office of the Company and in the registered office of the Company in the State of Delaware, a copy of such extension agreement and of the consent thereto, and thereupon the duration of this Agreement shall be extended for the period fixed by such extension agreement, provided, however, that no such extension agreement shall extend the term of


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this Agreement beyond the maximum period then permitted by applicable law or affect the rights or obligations of persons not parties thereto.

         (c) Upon the termination of this Agreement as to one or more of the parties hereto and upon the delivery of the Voting Trust Certificates by such parties to the Voting Trustee, such parties shall receive the number of shares of common stock of the Company which are represented by their Voting Trust Certificates and said transaction shall be recorded on the books of the Company.

         9. Compensation and Reimbursement of Voting Trustee. The Voting Trustee shall serve without compensation. The Voting Trustee shall have the right to incur and pay such reasonable expenses and charges, to employ and pay such agents, attorneys and counsel as they may deem necessary and proper for carrying this Agreement into effect. Any such expenses or charges incurred by and due to the Voting Trustee may be deducted from the dividends or other moneys or property received by the Voting Trustee on the stock deposited hereunder. Nothing herein contained shall disqualify the Voting Trustee or successor trustees, or incapacitate them from serving the Company or any of its subsidiaries as officer or director or in any other capacity, and in any such capacity receiving compensation.

         10. Release of Shares. At any time following the occurrence of an initial public offering with respect to the Stock on a recognized national or international securities exchange (an "IPO"), any of the parties hereto who are shareholders of the Company may, subject (a) to their prior compliance with the provisions of Section 5 of this Company's Shareholders' Agreement and (b) to both the Company and the Remaining Shareholders (as therein defined) having failed to exercise


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the purchase options provided them under Section 5.03(a) or 5.03(b) thereof, upon written notice to the Trustees during the third (30) day period immediately following the expiration of the ten (10) day option period specified in Section 5.3(b), elect to withdraw from this Trust the shares of Stock offered the Company and the Remaining Shareholders. Moreover, if at any time hereafter the Company shall acquire ownership of any shares subject to this Agreement, the Company may, upon its so doing, elect to withdraw from this Trust those shares.

         11. Notice.

          (a) Unless otherwise in this Agreement specifically provided, any notice to or communication with or on behalf of the holders of the Voting Trust Certificates hereunder shall be deemed to be sufficiently given or made if mailed, first-class, postage prepaid, if addressed as follows:

         To Charles A. Scudder      4 Ellsworth Place
                                    Pittsburgh, Pennsylvania 15232

         To Carolyn S. Miller       926 South Waterloo Road
                                    Devon, Pennsylvania   19333

         To Elizabeth H. Difani     6000 Apple Road
                                    Route 1, Box 138
                                    Polson, Montana 59860

         To Jean L. Scudder         193 Old Kents Hill Road
                                    Readfield, Maine 04355

         To Joseph J. Lodovic, IV   4920 East Progress Court
                                    Greenwood Village, Colorado 80121

Every notice so given shall be effective, whether or not received, and the date of mailing shall be the date such notice is deemed given for all purposes.

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         (b) Any notice to the Voting Trustee hereunder may be mailed, first-class, postage prepaid, and sent by registered mail to the Voting Trustee, addressed to her at such address as may from time to time be furnished in writing to the Company by the Voting Trustee, and if no such address has been furnished by the Voting Trustee, then to the Voting Trustee in care of the Company.

         (c) All distributions of cash, securities, or other property hereunder by the Voting Trustee to the holders of Voting Trust Certificates may be made, in the discretion of the Voting Trustee, by mail (regular or registered mail, as the Trustee may deem available), in the same manner as hereinabove provided for the giving of notices to the holders of Voting Trust Certificates.

         12. Counterpart. This Agreement may be executed in one or more counterparts and by facsimile signatures, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same-instrument.

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         IN WITNESS WHEREOF, the parties have signed and sealed this Agreement, effective January 31, 2000.

                                        /s/ Joseph J. Lodovic, IV
                                        -----------------------------------
                                        Joseph J. Lodovic, IV

                                        /s/ Charles A. Scudder
                                        -----------------------------------
                                        Charles A. Scudder

                                        /s/ Carolyn S. Miller
                                        -----------------------------------
                                        Carolyn S. Miller, individually, as
                                        Custodian for Katherine Miller and as
                                        Trustee under the Jennifer Miller
                                        Irrevocable Trust and the Katherine
                                        Miller Irrevocable Trust

                                        /s/ Elizabeth H. Difani
                                        -----------------------------------
                                        Elizabeth H. Difani, individually, as
                                        Custodian for Katya and Miguel Difani,
                                        and as Trustee under the Chipeta Difani
                                        Irrevocable Trust, the Katya Difani
                                        Irrevocable Trust and the Miguel Difani
                                        Irrevocable Trust

                                        /s/ Jean L. Scudder
                                        -----------------------------------
                                        Jean L. Scudder, individually, as
                                        Trustee for the Scudder Family 1987
                                        Trust (for the benefit of Kurt Miller
                                        and Gabriel Difani), as Trustee for The
                                        Jean L. Scudder Irrevocable Trust (for
                                        the benefit of Benjamin Fulmer) and as
                                        Voting Trustee under this Agreement


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                                                                       EXHIBIT A


                              MEDIANEWS GROUP, INC.
                             A DELAWARE CORPORATION
                            VOTING TRUST CERTIFICATE


         Certificate No. ______ for _________________ (_______) shares.

         This certifies that _____________________ is the beneficial owner of ________ shares of the Class A Common Stock of MediaNews Group, Inc., a Delaware corporation (the "Company"), which have been deposited with the Voting Trustee hereinafter named, under the Scudder Family Voting Trust Agreement for MediaNews Group, Inc. dated as of January 31, 2000, between Jean L. Scudder and certain shareholders of the Company. The original of said Voting Trust Agreement is on file with the Voting Trustee. A copy of said Voting Trust Agreement is on file in the registered office of the Company in the State of Delaware, and additional copies thereof may be obtained upon request from the Voting Trustee. This certificate has been issued pursuant to and subject to said Voting Trust Agreement and represents said shareholder-depositor's beneficial interest in said Voting Trust. This Certificate is transferable only on the books of the Voting Trustee by the registered holder either in person or by attorney duly authorized on surrender hereof, and until so transferred, the Voting Trustee shall treat the registered holder as the owner thereof for all purposes.

         The holder of this Voting Trust Certificate takes the same subject to all the terms and conditions of the aforesaid Voting Trust Agreement, and becomes a party to said Voting Trust Agreement and is entitled to the benefits thereof.

         IN WITNESS WHEREOF, the Voting Trustee has caused this Certificate to be signed this _______ day of _______________, 20____.



                                        /s/ Jean L. Scudder
                                        -----------------------------------
                                        Jean L. Scudder
                                        Voting Trustee

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         (Form of Assignment):

         For value received ______________________________ hereby assigns the within certificate, and all rights and interests represented thereby, to ________________________ and appoints ______________________ attorney to transfer this certificate on the books of the Trustee mentioned therein, with full power of substitution.

DATED:
      ----------------------------

                                      ---------------------------------------

In presence of:


-------------------------------

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